Exhibit (n)(3)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Sander M. Bieber, David J. Harris, Brendan C. Fox and Dilia M. Caballero and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign any and all registration statements, exemptive applications, no-action letter requests and other regulatory filings made applicable to The Mexico Fund, Inc. (the “Fund”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Sander M. Bieber, David J. Harris, Brendan C. Fox and Dilia M. Caballero and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as a Director or Officer of The Mexico Fund, Inc., hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

NAME	TITLE	DATE

/S/ JOSE LUIS GOMEZ PIMIENTA	President, Director and Principal Executive Officer	March 8, 2006
José Luis Gómez Pimienta

/S/ ALBERTO OSORIO	Treasurer and Principal Financial and Accounting Officer	March 8, 2006
Alberto Osorio

/S/ EMILIO CARRILLO GAMBOA	Director	March 8, 2006
Emilio Carrillo Gamboa

/S/ EUGENIO CLARIOND	Director	March 8, 2006
Eugenio Clariond

/S/ CLAUDIO X. GONZÁLEZ	Director	March 8, 2006
Claudio X. González

/S/ ROBERT L. KNAUSS	Director	March 8, 2006
Robert L. Knauss

/S/ JAIME SERRA PUCHE	Director	March 8, 2006
Jaime Serra Puche

/S/ MARC J. SHAPIRO	Director	March 8, 2006
Marc. J. Shapiro